Exhibit 10.2

EXECUTION VERSION

INVESTOR RIGHTS AGREEMENT

BY AND AMONG

THE SIMPLY GOOD FOODS COMPANY,

CONYERS PARK SPONSOR LLC

AND

ATKINS HOLDINGS LLC

DATED JULY 7, 2017

TABLE OF CONTENTS

1.	Definitions	1

2.	Underwritten Offerings	4

3.	Procedures	7

4.	Indemnification	11

5.	Board Rights	14

6.	Holder Veto Rights	17

7.	Information Rights	16

8.	Restrictions on Transfer	18

9.	Termination	18

10.	Miscellaneous	18

INVESTOR RIGHTS AGREEMENT

This INVESTOR RIGHTS AGREEMENT, dated as of July 7, 2017 (this “Agreement”), is made and entered into by and among The Simply Good Foods Company, a Delaware corporation (the “Company”), Conyers Park Sponsor LLC, a Delaware limited liability company (“Sponsor”), and Atkins Holdings LLC, a Georgia limited liability company (“Holder”).

RECITALS

WHEREAS, the Company has prepared a registration statement on Form S-4 (File No. 333-217244) with respect to the issuance and sale of its common stock, par value $0.0001 per share (the “Common Stock”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”);

WHEREAS, Holder is a holder of Common Stock; and

WHEREAS, the Company and Sponsor have agreed to provide to Holder the rights set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged,

IT IS AGREED as follows:

1.             DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under common control with, such specified Person.

“Agreement” shall have the meaning set forth in the Preamble hereof.

“Board” shall mean the Board of Directors of the Company.

“Business Day” shall mean any day except Saturday, Sunday or any days on which banks are generally not open for business in New York, New York.

“Common Stock” shall have the meaning set forth in the Recitals hereof.

“Commission” shall have the meaning set forth in the Recitals hereof.

“Company” shall have the meaning set forth in the Preamble hereof.

“Demand Registration” shall have the meaning set forth in Section 2(a) of this Agreement.

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“Demand Registration Statement” shall have the meaning set forth in Section 2(a) of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any corresponding provision of succeeding law) and the rules and regulations thereunder.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Holder” shall have the meaning set forth in the Preamble hereof.

“Holder Designee” shall have the meaning set forth in Section 5(a) of this Agreement.

“Holder Group” shall mean the Holder, its Affiliates, any funds managed by Roark Capital Management, LLC or its successor and their respective Affiliates, portfolio companies and limited partners.

“Holder Observer” shall have the meaning set forth in Section 5(a) of this Agreement.

“Holder Shares” shall mean at any time all securities of the Company or of any successor of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Holder, including any and all securities of the Company or of any successor of the Company acquired and held in such capacity subsequent to the date hereof; provided, however, that such Holder Shares shall cease to be Holder Shares with respect to Holder upon the earliest to occur of (a) with respect to any particular Holder Share, such Holder Share shall have been sold, transferred, disposed of or exchanged by Holder, and (b) the date on which such securities shall have ceased to be outstanding.

“Holder’s Initial Equity Stake” shall mean 8,843,174 shares of Common Stock.

“Liabilities” shall have the meaning set forth in Section 4(a)(i) of this Agreement.

“Maximum Threshold” shall have the meaning set forth in Section 2(c)(i) of this Agreement.

“Non-Holder Securities” shall have the meaning set forth in Section 2(c)(i) of this Agreement.

“Person” shall mean any individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other governmental or legal entity.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act and any term sheet filed pursuant to Rule 434 under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of Holder Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference or deemed to be incorporated by reference in such prospectus or prospectuses.

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“Registration Statement” means any registration statement of the Company filed with the Commission under the Securities Act which covers any Holder Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

“Sale Expenses” shall mean (a) the fees and disbursements of counsel and independent public accountants for the Company incurred in connection with the Company’s performance of or compliance with this Agreement, including the expenses of any special audits or “comfort” letters required by or incident to such performance and compliance, and any premiums and other costs of policies of insurance obtained by the Company against liabilities arising out of the sale of any securities, (b) all filing and stock exchange fees, all fees and expenses of complying with securities or “blue sky” laws (including any legal investment memoranda related thereto), all fees and expenses of custodians, transfer agents and registrars, all printing and producing expenses, messenger and delivery expenses and any reasonable and documented fees and disbursements of counsel retained by Holder up to $50,000, (c) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the marketing or selling of Holder Shares, (d) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter,” including the reasonable fees and expenses of any counsel thereto, and (e) costs of any selling agreements and other documents in connection with the offering, sale or delivery of Holder Shares; provided, however, that “Sale Expenses” shall not include any out-of-pocket expenses of Holder (other than as set forth in clause (b) above), transfer taxes, underwriting or brokerage commissions or discounts associated with effecting any sales of Holder Shares that may be offered, which expenses shall be borne by Holder.

“Securities Act” shall have the meaning set forth in the Recitals hereof.

“Shelf Registration Statement” shall have the meaning set forth in Section 2(b) hereof.

“Sponsor” shall have the meaning set forth in the Preamble hereof.

“Termination Date” shall have the meaning set forth in Section 9(a) of this Agreement.

“Underwritten Offering” shall mean a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

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2.            REGISTERED OFFERINGS

(a)       Registration Rights.

(i)       Demand Registration. So long as the Company does not have an effective Shelf Registration Statement with respect to the Holder Shares, Holder may request registration under the Securities Act of all or part of the Holder Shares (“Demand Registration”) with an anticipated aggregate offering price of at least $10.0 million at any time and from time to time. The Company shall, subject to any Suspension Period, use commercially reasonable efforts to file with the Commission as promptly as practicable, but not more than forty-five (45) days, following receipt of any such request for Demand Registration one or more registration statements with respect to all such Holder Shares (the “Demand Registration Statement”); provided, that no such Demand Registration Statement shall be required to be filed prior to the expiration of the Initial Lock-Up Period. The Company shall use commercially reasonable efforts to cause such Demand Registration Statement to be declared effective by the Commission as soon as practicable after the filing thereof. The Demand Registration Statement shall be on an appropriate form and the Registration Statement and any form of prospectus included therein (or prospectus supplement relating thereto) shall reflect the plan of distribution or method of sale as the Holder may from time to time notify the Company. The Company may include in such registration additional securities to be registered thereunder, including securities to be sold for the Company’s own account or the account of Persons other than Holder, so long as such inclusion does not prevent Holder Shares from being included therein. The Holder may cause the Company to postpone or withdraw the filing or the effectiveness of a Demand Registration at any time in its sole discretion. The Company shall not be obligated to effect more than three (3) Demand Registrations in respect of the Holder Shares.

(ii)       Shelf Registration. At any time that the Company is eligible to register the Holder Shares on a registration statement on Form S-3, the Company shall use commercially reasonable efforts to file with the Commission, one or more registration statements on Form S-3 with respect to the Holder Shares under the Securities Act for the offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (the “Shelf Registration Statement”). If such Shelf Registration Statement is not automatically declared effective by the Commission or does not automatically become effective, the Company shall use its commercially reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission as soon as practicable after the filing thereof. The Shelf Registration Statement and any form of prospectus included therein (or prospectus supplement relating thereto) shall reflect the plan of distribution or method of sale as the Holder may from time to time notify the Company of.

(iii)       Underwritten Offerings. The Holder shall have a right to conduct an Underwritten Offering pursuant to a Demand Registration or Shelf Registration Statement. If any of the Holder Shares covered by a Demand Registration or Shelf Registration Statement are to be sold in an Underwritten Offering, the Holder shall have the right to select the managing underwriter or underwriters, subject to the Company’s consent (not to be unreasonably withheld, conditioned or delayed), to administer any such offering to the extent fifty percent (50%) or more of the shares to be sold in such Underwritten Offering will be sold by the Holder or its Affiliates.

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(b)       Piggyback Rights.

(i)       Right to Piggyback. Whenever the Company proposes to pursue an Underwritten Offering of any shares of Common Stock, whether for its own account or for the account of one or more stockholders of the Company, the Company shall give prompt written notice to Holder of its intention to pursue such Underwritten Offering and shall include in such Underwritten Offering all Holder Shares with respect to which the Company has received written requests for inclusion therein within five (5) Business Days after the receipt of the Company’s notice. The Company may terminate, suspend or postpone the Underwritten Offering at any time in its sole discretion.

(ii)       Withdrawal. Holder may elect to withdraw its request for inclusion of any Holder Shares in any Underwritten Offering by giving written notice to the Company of such request to withdraw prior to the filing of a final Prospectus with the Commission pursuant to Rule 424 under the Securities Act. The Company (whether on its own determination or as the result of a withdrawal by Holder) may postpone, suspend or terminate such Underwritten Offering at any time prior to the consummation of such Underwritten Offering without thereby incurring any liability to Holder. In the case of any withdrawal by Holder, the Company shall not be required to pay any expenses incurred by Holder in connection with such Underwritten Offering.

(c)       Priority.

(i)       Priority on Secondary Underwritten Offerings. If, in connection with an Underwritten Offering that is effectuated for the account of stockholders of the Company, including pursuant to Section 2(a)(iii) hereof, in which Holder Shares are included, the managing underwriters of such Underwritten Offering advise the Company in writing that, in their opinion and in consultation with the Company, the number of shares of Common Stock, including any Holder Shares, requested to be included in such Underwritten Offering exceeds the number that can be sold in such Underwritten Offering and/or that the number of Holder Shares proposed to be included in any such Underwritten Offering would adversely affect the price per share of the Company’s equity securities to be sold in such Underwritten Offering (such maximum number of securities or Holder Shares, as applicable, the “Maximum Threshold”), the number of shares of Common Stock to be included in such Underwritten Offering shall be allocated among the Holder and holders of Non-Holder Securities as follows: (A) first, the shares comprised of Holder Shares and the shares of Common Stock of a holder of the Company’s securities other than Holder Shares (“Non-Holder Securities”) that either (a) the Company is obligated to include pursuant to written contractual rights entered into prior to or on the date hereof or (b) such other contractual rights governing the applicable Non-Holder Securities provide that the Holder’s participation rights in such offering are pari passu with respect to registration cutbacks in the same fashion as set forth in this clause (A), pro rata, based on the amount of such Common Stock initially requested to be included by the Holder or holders of Non-Holder Securities or as such Holder or holders of Non-Holder Securities may otherwise agree, that can be sold without exceeding the Maximum Threshold; (B) second, to the extent that the Maximum Threshold has not been reached under the foregoing clause (A), Non-Holder Securities that the Company is obligated to include pursuant to written contractual rights entered into after the date hereof that do not comply with Clause (A)(b) above, that can be sold without exceeding the Maximum Threshold; and (C) third, to the extent that the Maximum Threshold has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Threshold. In the event that a registration that is subject to this Section 2(c) is a Holder Demand Registration under Section 2(a) and as the result of the inclusion in such registration or Underwritten Offering of Non-Holder Securities and any cutback contemplated by this clause (c) Holder is not able to sell at least 80% of the Holder Shares it initially requested to be sold in such Underwritten Offering, then notwithstanding the provisions of Section 2(a), such registration will not reduce the number of Demand Registrations Holder is then entitled to under Section 2(a).

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(ii)       Priority on Primary Underwritten Offerings. If, in connection with an Underwritten Offering that is initiated by the Company primarily for its own account, the managing underwriters of such Underwritten Offering advise the Company in writing that, in their opinion and in consultation with the Company, the number of shares of Common Stock, including any Holder Shares, requested to be included in such Underwritten Offering exceeds the Maximum Threshold, the number of shares of Common Stock to be included in such Underwritten Offering shall be allocated as follows: (A) first, the shares of Common Stock or other securities to be sold by the Company; (B) second, the shares comprised of Holder Shares and Non-Holder Securities that the Company is obligated to include pursuant to written contractual rights entered into prior to or on the date hereof, pro rata, based on the amount of such Common Stock initially requested to be included by the Holder or holders of Non-Holder Securities or as such Holder or holders of Non-Holder Securities may otherwise agree, that can be sold without exceeding the Maximum Threshold; and (C) third, to the extent that the Maximum Threshold has not been reached under the foregoing clauses (A) and (B), Non-Holder Securities that the Company is obligated to include pursuant to written contractual rights entered into after the date hereof, that can be sold without exceeding the Maximum Threshold.

(iii)       Block Trades. Notwithstanding the foregoing, if Holder wishes to engage in an underwritten block trade off of an effective Registration Statement, Holder may notify the Company of the block trade offering on the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such offering (which may close as early as three (3) Business Days after the date it commences); provided that in the case of such underwritten block trade, only Holder shall have a right to notice of and to participate in such offering.

(d)       Continued Effectiveness. The Company shall use commercially reasonable efforts to keep any Registration Statement continuously effective for the period beginning on the date on which such Registration Statement is declared effective and ending on the date that all of Holder Shares registered under the Registration Statement cease to be Holder Shares. During the period that such Registration Statement is effective, the Company shall use commercially reasonable efforts to supplement or make amendments to the Registration Statement, if required by the Securities Act or if reasonably requested by Holder (whether or not required by the form on which the securities are being registered), including to reflect any specific plan of distribution or method of sale, and shall use its commercially reasonable efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.

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(e)       Suspension Period. Notwithstanding any provision of this Agreement to the contrary, if the Board determines in good faith that any use of a Registration Statement or Prospectus hereunder involving Holder Shares:

(i)       would reasonably be expected to materially impede, delay or interfere with, or require premature disclosure of, any material financing, offering, acquisition, disposition, merger, corporate reorganization, segment reclassification or discontinuance of operations that is required to be reflected in pro forma or restated financial statements that amends historical financial statement of the Company, or other significant transaction or any negotiations, discussions or pending proposals with respect thereto, involving the Company or any of its subsidiaries, or

(ii)       would require, after consultation with counsel to the Company, the disclosure of material non-public information, the disclosure of which would (x) not be required to be made if a Registration Statement were not being used and (y) reasonably be expected to materially and adversely affect the Company, then the Company shall be entitled to suspend, for not more than 45 consecutive days (a “Suspension Period”), but in no event (A) more than twice in any rolling twelve (12) month period (which periods may be successive) and (B) for more than an aggregate of ninety (90) days in any rolling twelve (12) month period, commencing on the date of this Agreement, the use of any Registration Statement or Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference. The Company promptly will give written notice of any such Suspension Period the Holder.

(f)       Sale Expenses. Subject to the limitations set forth in Section (2)(b)(ii), all Sale Expenses of Holder incurred in connection with Section 2 and Section 3 shall be borne by the Company.

3.            PROCEDURES

(a)       In connection with the filing of any Registration Statement or sale of Holder Shares as provided in this Agreement, the Company shall use commercially reasonable efforts to, as expeditiously as reasonably practicable:

(i)       notify promptly Holder and, if requested by Holder, confirm such advice in writing promptly at the address determined in accordance with Section 10(e), (A) of the issuance by the Commission or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (B) if, between the effective date of a Registration Statement and the closing of any sale of Holder Shares covered thereby, the representations and warranties of the Company contained in any underwriting agreement, securities sales agreement or other similar agreement, if any, relating to the offering cease to be true and correct in all material respects, (C) of the happening of any event or the discovery of any facts during the period a Registration Statement is effective as a result of which such Registration Statement or any document incorporated by reference therein contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or, in the case of the prospectus, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (which information shall be accompanied by an instruction to suspend the use of the Registration Statement and the prospectus until the requisite changes have been made), (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of Holder Shares, for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose and (E) of the filing of a post-effective amendment to such Registration Statement;

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(ii)       furnish Holder’s legal counsel, if any, copies of any comment letters relating to Holder received from the Commission or any other request by the Commission or any state securities authority for amendments or supplements to a Registration Statement and prospectus or for additional information relating to Holder;

(iii)       make commercially reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible moment;

(iv)       upon the occurrence of any event or the discovery of any facts, as contemplated by Sections 3(a)(i)(C) and 3(a)(i)(D), as promptly as practicable after the occurrence of such an event, use its commercially reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Holder Shares, such prospectus will not contain at the time of such delivery any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or will remain so qualified, as applicable. At such time as such public disclosure is otherwise made or the Company determines that such disclosure is not necessary, in each case to correct any misstatement of a material fact or to include any omitted material fact, the Company agrees promptly to notify Holder of such determination and to furnish Holder such number of copies of the prospectus as amended or supplemented, as such Holder may in customary form reasonably request;

(v)       enter into agreements in customary form (including underwriting agreements) and take all other reasonable and customary appropriate actions in order to expedite or facilitate the disposition of such Holder Shares whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

(A)      make such representations and warranties to Holder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar Underwritten Offerings as may be reasonably requested by them;

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(B)       obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to any managing underwriter(s) and their counsel) addressed to the underwriters, if any (and in the case of an underwritten registration, Holder), covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by the underwriter(s);

(C)       obtain “comfort” letters and updates thereof from the Company’s independent registered public accounting firm (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements are, or are required to be, included in the Registration Statement) addressed to the underwriter(s), if any, and use commercially reasonable efforts to have such letter addressed to Holder in the case of an underwritten registration (to the extent consistent with Statement on Auditing Standards No. 72 of the American Institute of Certified Public Accounts), such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters to underwriters in connection with similar Underwritten Offerings;

(D)       enter into a securities sales agreement with Holder and an agent of Holder providing for, among other things, the appointment of such agent for Holder for the purpose of soliciting purchases of Holder Shares, which agreement shall be in form, substance and scope customary for similar offerings;

(E)       if an underwriting agreement is entered into, use commercially reasonable efforts to cause the same to set forth indemnification provisions and procedures substantially similar to the indemnification provisions and procedures set forth in Section 4 with respect to the underwriters and all other parties to be indemnified pursuant to Section 4 or, at the request of any underwriters, in the form customarily provided to underwriters in similar types of transactions; and

(F)       deliver such documents and certificates as may be reasonably requested and as are customarily delivered in similar offerings to Holder and the managing underwriters, if any;

(vi) make available for inspection by any underwriter participating in any disposition pursuant to a Registration Statement, Holder’s legal counsel and any accountant retained by a Holder, all financial and other records, pertinent corporate documents and properties or assets of the Company reasonably requested by any such Persons (excluding all trade secrets and other proprietary or privileged information) to the extent required for the offering and subject to that certain confidentiality agreement, by and between the Company and Holder, as of August 15, 2016, and cause the respective officers, directors, employees, and any other agents of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement, and make such representatives of the Company available for discussion of such documents as shall be reasonably requested by the Company; provided, however, that Holder’s legal counsel, if any, and the representatives of any underwriters will use commercially reasonable efforts, to the extent reasonably practicable, to coordinate the foregoing inspection and information gathering and to not unreasonably disrupt the Company’s business operations;

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(vii)       a reasonable time prior to filing any Registration Statement, any prospectus forming a part thereof, any amendment to such Registration Statement, or amendment or supplement to such prospectus, provide copies of such document to the underwriter(s) of an Underwritten Offering of Holder Shares; within five (5) Business Days after the filing of any Registration Statement, provide copies of such Registration Statement to Holder’s legal counsel; consider in good faith making any changes requested and make such changes in any of the foregoing documents as are legally required prior to the filing thereof, or in the case of changes received from Holder’s legal counsel by filing an amendment or supplement thereto, as the underwriter or underwriters, or in the case of changes received from Holder’s legal counsel relating to Holder or the plan of distribution of Holder Shares, as Holder’s legal counsel reasonably requests; not file any such document in a form to which any underwriter shall not have previously been advised and furnished a copy of; not include in any amendment or supplement to such documents any information about Holder or any change to the plan of distribution of Holder Shares that would limit the method of distribution of Holder Shares unless Holder’s legal counsel has been advised in advance and has approved such information or change; and reasonably during normal business hours make the representatives of the Company available for discussion of such document as shall be reasonably requested by the Holder’s legal counsel, if any, on behalf of Holder, Holder’s legal counsel or any underwriter;

(viii)       otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and make available to its security holders, as soon as reasonably practicable, an earnings statement covering at least twelve (12) months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(ix)       cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter and its counsel (including any “qualified independent underwriter” that is required to be retained in accordance with the rules and regulations of FINRA);

(x)       the Company may (as a condition to Holder’s participation in an Underwritten Offering) require each Holder of Holder Shares to furnish to the Company such information regarding the Holder and the proposed distribution by Holder as the Company may from time to time reasonably request in writing;

(xi)       if Holder Shares are to be sold in an Underwritten Offering, to include in the registration statement to be used all such information as may be reasonably requested by the underwriters for the marketing and sale of such Holder Shares; and

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(xii) in connection with an Underwritten Offering, cause the appropriate officers of the Company to (A) prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, (B) take other actions to obtain ratings for any Holder Shares and (C) use their commercially reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of Holder Shares.

Holder agrees that, upon receipt of any notice from the Company of the happening of any event or the discovery of any facts of the type described in Section 3(a)(i), Holder will forthwith discontinue disposition of Holder Shares pursuant to a Registration Statement relating to such Holder Shares until Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(a)(i), and, if so directed by the Company, Holder will deliver to the Company (at the Company’s expense) all copies in Holder’s possession, other than permanent file copies then in Holder’s possession, of the prospectus covering such Holder Shares at the time of receipt of such notice.

4.            INDEMNIFICATION

(a)       Indemnification by the Company. The Company agrees to indemnify and hold harmless Holder, and the respective officers, directors, partners, employees, representatives and agents of Holder, and each Person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) Holder, as follows:

(i)       against any and all loss, liability, claim, damage, judgment, actions, other liabilities and expenses whatsoever (the “Liabilities”), as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto) pursuant to which Holder Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom at such date of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)       against any and all Liabilities, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that any such settlement is effected with the written consent of the Company; and

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(iii)       against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by any indemnified party), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above; provided, however, that the indemnity obligations in clauses (i)-(iii) of this Section 4(a) shall not apply to any Liabilities (i) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by Holder with the understanding that such information will be used in a Registration Statement (or any amendment thereto) or any prospectus (or any amendment or supplement thereto) or (ii) to the extent they arise from the use of any Registration Statement during any Suspension Period.

(b)       Indemnification by Holder. Holder agrees to indemnify and hold harmless the Company, and each of its respective officers, directors, partners, employees, representatives and agents and any person controlling the Company, against any and all Liabilities described in the indemnity contained in Section 4(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any prospectus included therein (or any amendment or supplement thereto) in reliance upon and in conformity with written information with respect to Holder furnished to the Company by Holder with the understanding that such information will be used in the Registration Statement (or any amendment thereto) or such prospectus (or any amendment or supplement thereto); provided, however, that Holder shall not be liable for any claims hereunder in excess of the amount of net proceeds received by Holder from the sale of Holder Shares pursuant to such Registration Statement.

(c)       Notices of Claims, etc. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 4 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

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(d)       Contribution. If the indemnification provided for in this Section 4 is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any Liabilities referred to therein, then each indemnifying party shall contribute to the aggregate amount of such Liabilities incurred by such indemnified party, as incurred, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and Holder, on the other hand, in connection with the statements or omissions which resulted in such Liabilities, as well as any other relevant equitable considerations.

The relative fault of the Company on the one hand and Holder on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and Holder agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 4. The aggregate amount of Liabilities incurred by an indemnified party and referred to above in this Section 4 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 4, each Person, if any, who controls Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Holder, and each director of the Company, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

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5.            BOARD RIGHTS

(a)       Board Designation and Board Observer. Effective as of the Closing and, at the request of Holder, at any other time at which a Holder Designee (as defined below) is not a member of the Board, the Company shall, at the next annual or special meeting of stockholders of the Company, as applicable, at which directors are to be elected, nominate for election to the Board one (1) qualified person as a Class III director to be chosen by Holder (a “Holder Designee”) if the Holder so elects. The Company, Sponsor and each of their respective Affiliates shall take all actions necessary to cause the Holder Designee previously identified by Holder and vetted by the Company in accordance with Section 5(c) to be appointed to the Board. Following the Closing, the Company shall take all actions necessary to cause any Holder Designee vetted by the Company in accordance with Section 5(c) hereof to be included in the slate of nominees recommended by the Board for election as a director at each applicable annual or special meeting of stockholders at which Class III directors are to be elected, and Sponsor and each of its Affiliates that it controls will use their commercially reasonable efforts, subject to the other provisions of this Section 5, to cause the Holder Designee to be nominated for election and to support election of such Person to the Board. For so long as the Holder Group holds at least 50% of Holder’s Initial Equity Stake, the Company’s obligations under this Section 5 shall survive. Once the Holder Group owns less than such amount the obligations under this Section 5 shall terminate. If Holder elects not to nominate a Holder Designee at any time or the Holder Designee resigns or is removed and is not replaced or nominated in accordance with and in the timeframe provided in Section 5(b) below, Holder may select one (1) non-voting observer to participate in any Board meeting (including any committee thereof) for so long as the Holder Group holds at least 50% of Holder’s Initial Equity Stake (the “Holder Observer”). The Holder Observer shall be bound by the same policies and rules that govern the Board (including but not limited to confidentiality obligations and trading restrictions). Additionally, the Holder may appoint a Holder Observer to the Board at any time a Holder Designee is not serving on the Board, and such appointment will not result in Holder losing its right to appoint a successor Holder Designee so long as a Holder Designee candidate is timely designated by Holder in accordance with Section 5(b) below and such interim observer right will terminate when such newly designated Holder Designee is elected to the Board.

(b)       Replacement. Subject to the Certificate of Incorporation of the Company, if a vacancy occurs because of death, disability, disqualification, resignation or removal of a Holder Designee, Holder shall have the right to designate such Person’s successor in accordance with this Agreement if Holder does so within 30 calendar days of the date on which the departed Holder Designee ceased to serve on the Board and the Company and the Board, subject to a determination of the Board in good faith, after consultation with outside legal counsel, that such action would not constitute a breach of its fiduciary duties or applicable law, or the requirements of any securities exchange on which the Company’s equity securities are listed, shall take all reasonable actions necessary to promptly fill the vacancy with such successor Holder Designee; provided, however, that if the Board determines that such action would constitute a breach of its fiduciary duties or applicable law, the Company shall promptly notify the Holder of the occurrence of such event and permit the Holder to designate an alternate Holder Designee to fill such vacancy.

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(c)       Designee Requirements. Any Holder Designee will be subject to the Company’s customary due diligence process, including its review of a completed questionnaire and a background check. Based on the foregoing, the Company may object to any proposed Holder Designee provided (a) it does so in good faith, and (b) such objection is based upon any of the following: (i) such proposed director was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses), (ii) such proposed director was the subject of any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining such proposed director from, or otherwise limiting, the following activities: (A) engaging in any type of business practice, or (B) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities laws, (iii) such proposed director was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in clause (ii)(B), or to be associated with persons engaged in such activity, (iv) such proposed director was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated, or (v) such proposed director was the subject of, or a party to any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to a violation of any federal or state securities laws or regulations. In the event the Board reasonably finds the proposed director to be unsuitable based upon one or more of the foregoing clauses (i) through (v) and reasonably objects to the identified director, Holder shall be entitled to propose a different nominee to the Board within 30 calendar days of the Company’s notice to Holder of its objection to the proposed Holder Designee and such nominee shall be subject to the review process outlined above.

(d)       Sponsor Obligations. Sponsor and its Affiliates agree to vote (at any annual meeting of the stockholders of the Company or special meeting of the stockholders of the Company) all shares of its Common Stock then beneficially owned (whether so beneficially owned as of the date hereof or hereafter acquired) in favor of, or otherwise to consent to the election or appointment of a Holder Designee, as applicable.

(e)       Subsidiary Boards. Company shall take all necessary action to cause the Holder Designee, if any (or any Person designated by the Holder Designee) at the request of such Holder Designee to be elected to the board of directors (or similar governing body) of each material operating subsidiary of the Company. The Holder Designee or the Holder Observer, as applicable, shall have the right to attend (in person or remotely) any meetings of the board of directors (or similar governing body or committee thereof) of each subsidiary of the Company.

(f)       Board Committees. Unless otherwise agreed in writing by Holder, subject to applicable law and applicable stock exchange rules, the Company shall take all necessary action to cause the Holder Designee, if any, to be appointed to a standing committee of the Board of the Holder’s choosing; provided, that if Holder shall request appointment of Holder Designee to the Audit Committee of the Board, Holder Designee must satisfy any independence requirements and have the financial knowledge to serve on the Audit Committee required by applicable rules and regulations of the Commission and stock exchange rules, as determined in good faith by the Board, but shall not be required to be an “audit committee financial expert” as such term is defined by the Commission. The Holder Designee or Holder Observer, as applicable, shall have the right to attend (in person or remotely) any meetings of any committee of the Board and receive any materials provided to any committee of the Board, unless, in the case of a Holder Observer, the Board determines in good faith that there is a conflict or such Holder Observer’s presence or receipt of materials would reasonably be expected to impact the privileged nature of any matter being discussed.

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(g)       Compensation, Indemnification and Insurance. At the discretion of Holder, the Holder Designee, if any, shall be entitled to the same retainer, equity compensation or other fees or compensation, including travel and expense reimbursement, paid to the non-employee directors of the Company for their services as a director, including any service of any committee of the Board. The Company shall reimburse any reasonable commercial travel and expenses incurred by the Holder Observer, if any, in connection with attending any meetings of the Board, any committee of the Board, or any board of directors (or similar governing body) of any subsidiary of the Company. For so long as any Holder Designee continues to serve as a director or any Holder Observer continues to act as a non-voting observer, and for a period of six (6) years thereafter, the Company shall, to the extent permitted by applicable laws, indemnify such Holder Designee or Holder Observer and shall include such persons for coverage under any directors’ and officers’ liability insurance policies maintained by it to the same extent it now indemnifies and provides insurance for the nonexecutive members of the Board. In all directors’ and officers’ insurance policies, each Holder Designee and Holder Observer shall be covered as an insured in such a manner as to provide such Holder Designee or Holder Observer with rights and benefits under such insurance policies no less favorable than provided to the other non-executive directors of the Company. The Holder Designee or Holder Observer, as applicable shall be permitted to participate in any meeting of the Board, any committee of the Board, or any board of directors (or similar governing body) of any subsidiary of the Company via teleconference.

(h)       Board Observer. The Company shall provide the Holder Observer, if any, with copies of all notices, minutes, consents, and other materials that it provides to the members of the Board, any committee of the Board, or any board of directors (or similar governing body) of any subsidiary of the Company, at the same time and in the same manner as provided to such members.

6.             INFORMATION RIGHTS

(a)       Right to Information. From and after the date hereof and until the Holder Group no longer holds at least 50% of Holder’s Initial Equity Stake, the Holder shall be entitled to receive any information received by the Holder Designee or Holder Observer, as applicable; provided, however, that the Holder shall not be entitled to receive information provided to the Holder Designee or Holder Observer, as applicable, if the Board (or committee thereof) determines in good faith, based on the advice of Company counsel, that such omission may be necessary in order to preserve the Company’s attorney-client privilege, and the Holder shall not be entitled to receive, and the Company may screen the Holder Designee and the Holder Observer from, information related to any matter that involves any dispute, transaction or contract negotiation, amendment or modification, or other situation that involves a direct conflict of interest between the Company and/or one or more of its subsidiaries, on the one hand, and Holder and/or one or more of its Affiliates, on the other hand, due to such persons being on opposite sides of such dispute, transaction or contract negotiation, amendment or modification or other situation. Any such information may be provided to the Holder by the Company or the Holder Designee or Holder Observer, as applicable. The Holder, in its sole discretion, may decline to receive such information upon written notice to the Company.

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(b)       Confidentiality. Holder shall maintain the confidentiality of any confidential and proprietary information of the Company (“Proprietary Information”) using the same standard of care as it applies to its own confidential information, except for any Proprietary Information which is publicly available or a matter of public knowledge generally. Nothing herein shall prevent the Holder from (i) using Proprietary Information to enforce its rights under this Agreement or the rights granted to it as a holder of Common Stock contained in the Company’s Certificate of Incorporation; (ii) disclosing Proprietary Information to Holder’s attorneys, accountants, consultants, and other professionals, to the extent necessary to obtain their services in connection with monitoring and managing the Holder’s investment in the Company so long as such professionals are obligated to maintain the confidentiality of the same; (iii) disclosing a summary of Proprietary Information as to the performance of the Company to the Holder’s investment professionals that are bound by appropriate trading policies, or the Holder’s co-investors, provided that such recipients are subject to standard confidentiality obligations with respect to such information no less protective of the Company’s interests than this Section 6(b) and Holder shall not waive such confidentiality obligations of co-investor recipients with respect to such information; and (iv) disclosing Proprietary Information as may otherwise be required by law, if the Holder promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure. The foregoing shall not be considered Proprietary Information and shall not prohibit the use by Holder of any such information received pursuant to this Section 6(b) if and solely to the extent such information (w) is or becomes generally available to or known by the public other than as a result of a breach of the confidentiality provisions of this Agreement, including the confidentiality obligations as required by this Agreement that apply to Persons not party to this Agreement to whom Holder has disclosed such information as permitted hereunder, (x) was available to Holder or its Affiliates, a Holder Designee or a Holder Observer, as applicable, prior to the Company’s disclosure to any such person, (y) is or becomes available to Holder or its Affiliates, a Holder Designee or a Holder Observer, as applicable, from a source other than the Company, or (z) has already been, or is hereafter, independently developed by Holder without reference to, incorporation of or other use of the Proprietary Information; provided, however, that, in the case of clauses (x) and (y), such information was not known to the Holder, a Holder Designee or a Holder Observer, as applicable, to be disclosed by the source of such information in violation of a confidentiality obligation (whether by agreement, duty or otherwise) to the Company with respect to such information.

(c)       Material Non-Public Information. Holder hereby acknowledges that it is aware that the United States securities laws prohibit any person who has material, non-public information concerning a company from purchasing or selling securities of such company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

(d)       Use of Proprietary Information. Holder agrees that it may only use the Proprietary Information delivered pursuant to 6(a) to evaluate and manage its investment in the Company and not for any other purpose.

7.             HOLDER VETO RIGHTS

Holder Veto Rights. For so long as the Holder Group holds at least 50% of Holder’s Initial Equity Stake, neither the Company nor any of its subsidiaries shall take, or be permitted to take, any action, whether as a single transaction or a series of related transactions, without the prior written consent of Holder to make any change in or amendment to its certificate of incorporation or bylaws that has a disproportionate impact on the Common Stock or rights with respect thereto held by Holder relative to the Common Stock held by the Company’s other Common Stock holders.

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8.             RESTRICTIONS ON TRANSFER

(a)       Initial Lock-up Period. Prior to one hundred and eighty (180) days following the date hereof (the “Initial Lock-Up Period”), Holder agrees that it will not directly or indirectly sell, transfer, pledge, encumber, assign or otherwise dispose of (“Transfer”) any portion of Holder’s Initial Equity Stake.

(b)       Subsequent Lock-up Periods. In connection with any Underwritten Offering of equity securities of the Company, the Holder shall not Transfer any Holder Shares (other than those Holder Shares included in such Underwritten Offering pursuant to this Agreement), without the prior written consent of the Company, during the seven days prior to and the 90-day period beginning on the date of pricing of such Underwritten Offering (the “Lock-Up Period”), except in the event the underwriters managing the Underwritten Offering otherwise agree by written consent. The Holder agrees to execute a lock-up agreement in favor of the underwriters to such effect (in each case on substantially the same terms and conditions as all such holders) and, in any event, that the underwriters in any Underwritten Offering shall be third party beneficiaries of this Section 7(b); provided that the Holder shall only be required to be subject to the Lock-Up Period and execute such lock-up if the Sponsor and the directors and executive officers of the Company have executed a lock-up on terms at least as restrictive with respect to the relevant Underwritten Offering. The Holder’s obligations under this Section 8(b) shall only apply for so long as the Holder holds at least 10% of the issued and outstanding Common Stock.

9.             TERMINATION

(a)       Survival. The rights of Holder under this Agreement shall terminate in accordance with the terms of this Agreement and in any event, upon the date that Holder holds no Holder Shares (the “Termination Date”). Notwithstanding the foregoing, the obligations of the parties under Section 4 of this Agreement shall remain in full force and effect following such time.

10.           MISCELLANEOUS

(a)       Covenants Relating To Rule 144. For so long as the Company is subject to the reporting requirements of Section 13 or 15 of the Securities Act, the Company covenants that it will file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the Commission thereunder. If the Company ceases to be so required to file such reports, the Company covenants that it will upon the request of Holder to the extent such information is required for Holder to sell (i) make publicly available such information as is necessary to permit sales pursuant to Rule 144 under the Securities Act, (ii) deliver such information to a prospective purchaser as is necessary to permit sales pursuant to Rule 144A under the Securities Act and it will take such further action as Holder may reasonably request, and (iii) take such further action that is reasonable in the circumstances, in each case, to the extent required, from time to time, to enable Holder to sell its Holder Shares without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (B) Rule 144A under the Securities Act, as such rule may be amended from time to time, or (C) any similar rules or regulations hereafter adopted by the Commission.

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(b)       Upon the request of Holder, the Company will deliver to Holder a written statement as to whether it has complied with such requirements of the Securities Act and the Exchange Act, a copy of the most recent annual and quarterly report(s) of the Company, and such other reports, documents or stockholder communications of the Company, and take such further actions consistent with this Section 10(a), as Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing Holder to sell any such Holder Shares without registration.

(c)       No Inconsistent Agreements. The Company has not entered into, and the Company will not after the date of this Agreement enter into, any agreement which is inconsistent with the rights granted to Holder pursuant to this Agreement or otherwise conflicts with the provisions of this Agreement. The rights granted to Holder hereunder do not and will not for the term of this Agreement in any way conflict with the rights granted to the holders of the Company’s other issued and outstanding securities under any such agreements.

(d)       Amendments and Waivers. The provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company, Sponsor and Holder. Any waiver, permit, consent or approval of any kind or character on the part of Holder of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Holder, Sponsor and the Company. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof.

The Company shall provide the Holder with a true, correct and complete copy of any stockholder agreement entered into by the Company with the Sponsor in connection with Sponsor’s Common Stock ownership in the Company, including, but not limited to, any investor rights agreement, registration rights agreement or similar agreement (“Sponsor Stockholder Agreement”) other than any stockholder or similar agreement with the Company and Sponsor including terms that are substantially the same as those contained in the Registration Rights Agreement between Sponsor and Conyers Park Acquisition Corp. as in effect on the date of the Merger Agreement (the “Replacement RRA”); provided, that the terms of the Replacement RRA comparable to Section 2(e) hereof shall be no more favorable to Sponsor than the terms set forth herein. If the Company has entered into or in the future enters into any such Sponsor Stockholder Agreement, other than the Replacement RRA, that establishes rights or benefits for Sponsor that are comparable but more favorable to the rights provided to Holder pursuant to any of Sections 2, 3, 4, 6, 8, 10(a) or the definitions used therein or establishes obligations of the Sponsor under such Sections and definitions that are less burdensome, as applicable, in any material respect than the rights, benefits and obligations of the Holder set forth under such Sections and definitions herein (“New Terms”), the Company shall deliver written notice to the Holder of such New Terms and this Agreement shall be deemed to be amended accordingly by the parties.

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(e)       Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, registered first-class mail, facsimile, e-mail transmission or any courier guaranteeing overnight delivery: (a) if to Holder, at the most current address given by Holder to the Company by means of a notice given in accordance with the provisions of this Section 10(e); if to Sponsor, to 3 Greenwich Office Park, 2nd Floor, Greenwich, CT 06831, Attention: Brian Ratzan; and (c) if to the Company, to 3 Greenwich Office Park, 2nd Floor, Greenwich, CT 06831, Attention: Brian Ratzan. All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; two (2) Business Days after being deposited in the mail, postage prepaid, if mailed; when delivered, if sent by facsimile or e-mail (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery.

(f)       Successor and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors of the Company, Sponsor and the Holder. Other than with respect to registration rights provided hereunder which may be assigned by Holder to other members of the Holder Group, no party can assign its rights under this Agreement without the prior written consent of the other parties.

(g)       Specific Enforcement. Without limiting the remedies available to Holder, the Company and Sponsor acknowledge that any failure by the Company or Sponsor to comply with their obligations under Sections 2 and 5 may result in material irreparable injury to Holder for which there is no adequate remedy at law, that it would not be possible to measure damages for such injuries precisely and that, in the event of any such failure, Holder may obtain such relief as may be required to specifically enforce the Company’s or Sponsor’s obligations under Sections 2 and 5.

(h)       Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(i)       Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof

(j)       GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF DELAWARE.

(k)       Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

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(l)       WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

(m)       Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

THE SIMPLY GOOD FOODS COMPANY

By:	/s/ David West
Name:	David West
Title:	President

CONYERS PARK SPONSOR LLC

By:	/s/ Brian Ratzan
Name:	Brian Ratzan
Title:	Member

[Signature Page to Investor Rights Agreement]

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ATKINS HOLDINGS LLC

By:	/s/ Stephen D. Aronson
Name:	Stephen D. Aronson
Title:	Authorized Signatory

[Signature Page to Investor Rights Agreement]